Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Mark Kochvar
July 23, 2013	Chief Financial Officer 800 Philadelphia Street Indiana, PA 15701 724-465-4826 mark.kochvar@stbank.net www.stbancorp.com

S&T Bancorp, Inc. Announces Second Quarter Earnings and Declares Second Quarter Dividend

Indiana, Pennsylvania – July 23, 2013 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA) has announced its second quarter earnings. Net income for the second quarter of 2013 increased to $14.1 million, or $0.47 per diluted share, compared to the first quarter of 2013 net income of $12.3 million, or $0.41 per diluted share, and the second quarter of 2012 net income of $8.6 million, or $0.30 per diluted share.

Second Quarter Highlights

•	Loan growth was strong with average quarter-to-date loans increasing $61.3 million, or 1.8%, from the prior quarter.

•	Net interest income increased $0.9 million and net interest margin increased 2 basis points to 3.51% from the prior quarter.

•	Asset quality continued to improve with a decrease in nonperforming assets (NPAs) of $8.6 million, or 18%, from the prior quarter and $33.7 million, or 47%, from the second quarter of 2012.

•	S&T declared a $0.15 per share dividend for the second quarter.

“We are pleased to report such positive results for the second quarter of 2013,” said Todd Brice, president and chief executive officer of S&T. “The investments that we have made in expanding our sales teams are paying off as we are experiencing solid loan growth in

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S&T Earnings Release – 2

S&T Bancorp, Inc. Announces Second Quarter Earnings and Declares Second Quarter Dividend (continued)

both our commercial and consumer businesses as well as increases in our wealth management and retail banking revenues. The second quarter also reflects the benefit of merger synergies and expense control initiatives.”

Net Interest Income

Net interest income increased $0.9 million to $34.6 million compared to $33.7 million and net interest margin on a fully taxable equivalent basis (FTE) increased 2 basis points to 3.51% compared to 3.49% in the first quarter of 2013. Net interest income and net interest margin were positively impacted by $0.4 million, or 4 basis points, due to a $0.5 million interest recovery on a previously charged-off loan partially offset by $0.1 million of expenses related to the redemption of subordinated debt during the second quarter. The remaining $0.5 million increase in net interest income was driven by an increase of $61.3 million in average loans and lower funding costs during the second quarter.

Asset Quality

Asset quality trends continue to improve. Total nonperforming loans (NPLs) were $37.9 million, or 1.10% of total loans at June 30, 2013, which represents an 18% decrease from $46.3 million, or 1.37% of total loans, at March 31, 2013. Substandard and special mention loans also decreased $20.6 million, or 7%, to $268.7 million from $289.3 million at March 31, 2013. Net charge-offs for the second quarter of 2013 were $0.9 million compared to net charge-offs of $2.9 million in the first quarter of 2013. As a result of these improved asset quality metrics, the provision for loan losses was $1.0 million in the second quarter compared to $2.3 million in the first quarter of 2013. The allowance for loan losses (ALL) remained relatively unchanged at $46.1 million, or 1.34% of total loans, compared to $45.9 million, or 1.36% of total loans, at March 31, 2013.

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S&T Earnings Release – 3

S&T Bancorp, Inc. Announces Second Quarter Earnings and Declares Second Quarter Dividend (continued)

Noninterest Income and Expense

Noninterest income decreased $1.9 million to $12.9 million compared to $14.8 million in the first quarter of 2013. The decrease was primarily due to a $3.1 million gain on the sale of the merchant card servicing business recognized in the first quarter. Debit and credit card fees increased $0.7 million from the prior quarter due to a $0.2 million increase in debit card fees and a $0.5 million increase related to the new merchant servicing agreement. Mortgage banking income increased $0.4 million in the second quarter due to the impact of increased interest rates on the valuation of mortgage servicing rights and mortgage commitments. Wealth Management fees increased $0.2 million from the prior quarter due to increased brokerage activity and higher assets under management.

Noninterest expense decreased $3.2 million to $28.4 million compared to $31.6 million in the first quarter of 2013 due to one-time expenses and seasonal items in the first quarter as well as expense control initiatives implemented in 2013. During the first quarter of 2013, total one-time expenses of $1.1 million were recognized that included merger integration costs of $0.8 million and branch closure costs of $0.3 million. Salaries and employee benefits decreased $1.3 million in part due to higher seasonal items in the first quarter, but also due to the benefits of branch consolidations and merger synergies. The decrease in other noninterest expense of $1.2 million related to a decrease in the reserve for unfunded commitments from the prior quarter.

Financial Condition

Assets were $4.5 billion at both June 30, 2013 and March 31, 2013. Loan growth was strong during the second quarter of 2013 with an increase of $61.3 million, or 1.8%, in total portfolio loans. Commercial loans grew $44.5 million during the quarter with an increase in the commercial real estate (CRE) portfolio of $21.7 million, an increase of $20.5 million in the commercial and industrial (C&I) portfolio and an increase of $2.3 million in the commercial construction portfolio. The residential mortgage portfolio

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S&T Earnings Release – 4

S&T Bancorp, Inc. Announces Second Quarter Earnings and Declares Second Quarter Dividend (continued)

had a solid quarter with loan growth of $20.7 million. Total deposit balances remained relatively unchanged at $3.6 billion at both June 30, 2013 and March 31, 2013.

The total risk-based capital ratio decreased by 130 basis points to 14.30% at June 30, 2013 from 15.60% at March 31, 2013. The decrease was due to the repayment of $45.0 million of subordinated debt during the second quarter. Tangible common equity to tangible assets (TCE ratio) decreased 3 basis points to 8.43% at June 30, 2013 compared to 8.46% at March 31, 2013. The TCE ratio was impacted by 17 basis points due to a decline in unrealized gains in the bond portfolio resulting from the increase in interest rates during the second quarter. All capital ratios are significantly above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T declared a $0.15 per share cash dividend at its regular meeting held July 22, 2013. The dividend is payable August 23, 2013 to shareholders of record on August 8, 2013. This compares to a dividend of $0.15 per share for the first quarter of 2013.

Conference Call

S&T will host its second quarter 2013 earnings conference call live over the Internet at 1:00 p.m. ET on Tuesday, July 23, 2013. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “2nd Quarter 2013 Conference Call” and follow the instructions.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties as well as a loan production office in Akron, Ohio. With assets of $4.5 billion, S&T stock trades on the NASDAQ Global Select Market System under the symbol STBA. For more information, visit www.stbancorp.com.

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S&T Earnings Release – 5

S&T Bancorp, Inc. Announces Second Quarter Earnings and Declares Second Quarter Dividend (continued)

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, and asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Earnings Release – 6

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

	2013	2013	2012
(in thousands, except per share data)	Second Quarter	First Quarter	Second Quarter
INTEREST INCOME
Loans, including fees	$35,765	$35,045	$36,596
Investment securities:
Taxable	1,879	1,863	1,887
Tax-exempt	815	833	778
Dividends	94	102	109

Total Interest Income	38,553	37,843	39,370

INTEREST EXPENSE
Deposits	2,951	3,202	4,475
Borrowings and junior subordinated debt securities	1,006	972	1,076

Total Interest Expense	3,957	4,174	5,551

NET INTEREST INCOME	34,596	33,669	33,819
Provision for loan losses	1,023	2,307	7,023

Net interest income after provision for loan losses	33,573	31,362	26,796

NONINTEREST INCOME
Securities gains, net	—	2	6
Debit and credit card fees	3,150	2,451	2,839
Wealth management fees	2,820	2,576	2,577
Service charges on deposit accounts	2,495	2,448	2,432
Insurance fees	1,643	1,775	1,519
Mortgage banking	911	482	705
Gain on sale of merchant card servicing business	—	3,093	—
Other	1,848	1,979	2,453

Total Noninterest Income	12,867	14,806	12,531

NONINTEREST EXPENSE
Salaries and employee benefits	14,725	16,067	14,641
Data processing	2,137	2,664	2,195
Net occupancy	1,958	2,169	1,832
Furniture and equipment	1,230	1,308	1,209
Professional services and legal	1,171	974	1,208
Other taxes	915	999	777
Marketing	793	689	655
FDIC assessment	707	776	719
Other	4,750	5,970	6,108

Total Noninterest Expense	28,386	31,616	29,344

Income Before Taxes	18,054	14,552	9,983
Provision for income taxes	3,951	2,222	1,383

Net Income	$14,103	$12,330	$8,600

Per Share Data:
Shares outstanding at end of period	29,738,305	29,724,721	28,935,689
Average shares outstanding - diluted	29,677,876	29,674,406	28,810,754
Average shares outstanding - two-class method	29,729,012	29,729,702	28,914,729
Diluted earnings per share (1)	$0.47	$0.41	$0.30
Dividends declared per share	$0.15	$0.15	$0.15
Dividend yield (annualized)	3.06%	3.24%	3.25%
Dividends paid to net income	31.61%	36.17%	50.43%
Book value	$18.39	$18.32	$17.65
Tangible book value (2)	$12.33	$12.24	$11.52
Market value	$19.60	$18.54	$18.47

Profitability Ratios (Annualized)
Return on average assets	1.26%	1.12%	0.80%
Return on average tangible assets (3)	1.31%	1.17%	0.83%
Return on average shareholders’ equity	10.36%	9.25%	6.80%
Return on average tangible shareholders’ equity (4)	15.47%	13.91%	10.44%
Efficiency ratio (FTE) (5)	58.37%	63.68%	61.81%

S&T Earnings Release – 7

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

	For the Six Months Ended June 30,
(in thousands, except per share data)	2013	2012
INTEREST INCOME
Loans, including fees	$70,810	$72,933
Investment securities:
Taxable	3,742	3,831
Tax-exempt	1,648	1,531
Dividends	196	215

Total Interest Income	76,396	78,510

INTEREST EXPENSE
Deposits	6,153	9,226
Borrowings and junior subordinated debt securities	1,978	2,144

Total Interest Expense	8,131	11,370

NET INTEREST INCOME	68,265	67,140
Provision for loan losses	3,330	16,296

Net interest income after provision for loan losses	64,935	50,844

NONINTEREST INCOME
Securities gains, net	2	846
Debit and credit card fees	5,601	5,506
Wealth management fees	5,396	4,996
Service charges on deposit accounts	4,943	4,841
Insurance fees	3,418	3,210
Mortgage banking	1,393	1,376
Gain on sale of merchant card servicing business	3,093	—
Other	3,827	4,826

Total Noninterest Income	27,673	25,601

NONINTEREST EXPENSE
Salaries and employee benefits	30,792	31,113
Data processing	4,801	5,436
Net occupancy	4,127	3,616
Furniture and equipment	2,538	2,447
Professional services and legal	2,145	3,108
Other taxes	1,914	1,551
Marketing	1,482	1,397
FDIC assessment	1,483	1,327
Other	10,720	12,132

Total Noninterest Expense	60,002	62,127

Income Before Taxes	32,606	14,318
Provision for income taxes	6,173	2,238

Net Income	$26,433	$12,080

Per Share Data:
Average shares outstanding - diluted	29,679,144	28,515,803
Average shares outstanding - two-class method	29,729,355	28,615,517
Diluted earnings per share (1)	$0.89	$0.42
Dividends declared per share	$0.30	$0.30
Dividends paid to net income	33.74%	70.83%

Profitability Ratios (Annualized)
Return on average assets	1.19%	0.57%
Return on average tangible assets (3)	1.24%	0.60%
Return on average shareholders’ equity	9.81%	4.83%
Return on average tangible shareholders’ equity (4)	14.70%	7.41%
Efficiency ratio (FTE) (5)	61.05%	65.99%

S&T Earnings Release – 8

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2013	2013	2012
	Second Quarter	First Quarter	Second Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$247,432	$261,124	$403,244
Securities available-for-sale, at fair value	479,821	469,418	368,486
Loans held for sale	3,185	2,580	2,275
Consumer loans:
Residential mortgage	463,446	442,705	398,412
Home equity	413,585	416,524	434,329
Installment and other consumer	67,983	68,773	78,768
Construction	2,807	3,105	2,208

Total consumer loans	947,821	931,107	913,717
Commercial loans:
Commercial real estate	1,501,491	1,479,796	1,401,751
Commercial and industrial	826,696	806,205	717,107
Construction	167,225	164,874	162,872

Total commercial loans	2,495,412	2,450,875	2,281,730

Total portfolio loans	3,443,233	3,381,982	3,195,447
Allowance for loan losses	(46,105)	(45,936)	(46,689)

Total portfolio loans, net	3,397,128	3,336,046	3,148,758
Goodwill	175,820	175,820	171,457
Other assets	225,373	234,875	253,172

Total Assets	$4,528,759	$4,479,863	$4,347,392

LIABILITIES
Deposits:
Noninterest-bearing demand	$947,747	$951,050	$887,442
Interest-bearing demand	297,028	304,667	314,519
Money market	329,065	326,489	305,523
Savings	1,003,705	993,472	911,963
Certificates of deposit	1,071,083	1,062,886	1,098,526

Total Deposits	3,648,628	3,638,564	3,517,973

Securities sold under repurchase agreements	74,151	64,358	46,740
Short-term borrowings	125,000	50,000	75,000
Long-term borrowings	22,965	23,535	35,218
Junior subordinated debt securities	45,619	90,619	90,619
Other liabilities	65,544	68,173	71,266

Total Liabilities	3,981,907	3,935,249	3,836,816

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	546,852	544,614	510,576

Total Liabilities and Shareholders’ Equity	$4,528,759	$4,479,863	$4,347,392

Capitalization Ratios
Shareholders’ equity / assets	12.08%	12.16%	11.74%
Tangible common equity / tangible assets (6)	8.43%	8.46%	7.99%
Tier 1 leverage ratio	9.54%	9.42%	8.94%
Risk-based capital - tier 1	12.28%	12.20%	11.82%
Risk-based capital - total	14.30%	15.60%	15.33%

S&T Earnings Release – 9

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2013		2013		2012
	Second Quarter		First Quarter		Second Quarter
Net Interest Margin (FTE) (QTD Averages)(7)
ASSETS
Loans	$3,419,393	4.28%	$3,358,099	4.32%	$3,203,349	4.67%
Taxable investment securities	365,799	2.04%	353,390	2.11%	277,677	2.66%
Tax-exempt investment securities	106,194	4.73%	110,438	4.64%	90,625	5.28%
Federal Home Loan Bank and other restricted stock	12,420	0.31%	14,420	0.52%	19,003	0.10%
Interest-bearing deposits with banks	186,265	0.28%	210,628	0.23%	330,647	0.22%

Total Interest-earning Assets	4,090,071	3.89%	4,046,975	3.91%	3,921,301	4.14%
Noninterest-earning assets	400,592		401,396		404,124

Total Assets	$4,490,663		$4,448,371		$4,325,425

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$303,461	0.02%	$310,161	0.02%	$303,535	0.07%
Money market	327,733	0.14%	338,246	0.15%	297,555	0.18%
Savings	1,001,258	0.18%	973,822	0.21%	888,434	0.28%
Certificates of deposit	1,047,868	0.91%	1,043,147	1.00%	1,146,931	1.28%
Securities sold under repurchase agreements	67,461	0.13%	63,338	0.17%	50,353	0.16%
Short-term borrowings	71,429	0.25%	61,111	0.22%	71,154	0.26%
Long-term borrowings	23,196	3.05%	29,485	3.18%	34,534	3.25%
Junior subordinated debt securities	82,817	3.70%	90,619	3.05%	90,619	3.23%

Total Interest-bearing Liabilities	2,925,223	0.54%	2,909,929	0.58%	2,883,115	0.77%
Noninterest-bearing demand	946,862		925,301		864,437
Other liabilities	72,370		72,714		69,167
Shareholders’ equity	546,208		540,427		508,706

Total Liabilities and Shareholders’ Equity	$4,490,663		$4,448,371		$4,325,425

Net Yield on Interest-earning Assets		3.51%		3.49%		3.57%

			For the Six Months Ended June 30,
			2013		2012
Net Interest Margin (FTE) (YTD Averages)(7)
ASSETS
Loans			$3,388,915	4.30%	$3,169,433	4.70%
Taxable investment securities			359,622	2.07%	276,360	2.76%
Tax-exempt investment securities			108,310	4.68%	89,057	5.29%
Federal Home Loan Bank and other restricted stock			13,415	0.42%	19,011	0.15%
Interest-bearing deposits with banks			198,379	0.25%	280,944	0.21%

Total Interest-earning Assets			4,068,641	3.90%	3,834,805	4.22%
Noninterest-earning assets			400,901		399,850

Total Assets			$4,469,542		$4,234,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand			$306,792	0.02%	$298,261	0.06%
Money market			332,961	0.14%	288,086	0.17%
Savings			987,616	0.19%	859,339	0.25%
Certificates of deposit			1,045,521	0.95%	1,139,809	1.37%
Securities sold under repurchase agreements			65,411	0.15%	43,983	0.15%
Short-term borrowings			66,298	0.24%	73,242	0.25%
Long-term borrowings			26,323	3.12%	33,065	3.34%
Junior subordinated debt securities			86,696	3.36%	90,619	3.25%

Total Interest-bearing Liabilities			2,917,618	0.56%	2,826,404	0.81%
Noninterest-bearing demand			936,141		836,950
Other liabilities			72,450		68,496
Shareholders’ equity			543,333		502,805

Total Liabilities and Shareholders’ Equity			$4,469,542		$4,234,655

Net Yield on Interest-earning Assets				3.50%		3.63%

S&T Earnings Release – 10

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2013		2013		2012
	Second Quarter		First Quarter		Second Quarter
		% NPL		% NPL		% NPL
Nonaccrual Loans (NPL)
Consumer loans:
Residential mortgage	$3,465	0.75%	$5,643	1.27%	$8,964	2.25%
Home equity	3,674	0.89%	4,022	0.97%	3,397	0.78%
Installment and other consumer	33	0.05%	21	0.03%	41	0.05%
Construction	—	0.00%	218	7.02%	399	18.07%

Total Nonaccrual Consumer Loans	7,172	0.76%	9,904	1.06%	12,801	1.40%

Commercial loans:
Commercial real estate	20,732	1.38%	25,836	1.75%	35,916	2.56%
Commercial and industrial	5,204	0.63%	5,380	0.67%	6,750	0.94%
Construction	4,775	2.86%	5,170	3.14%	13,646	8.38%

Total Nonaccrual Commercial Loans	30,711	1.23%	36,386	1.48%	56,312	2.47%

Total Nonaccrual Loans	$37,883	1.10%	$46,290	1.37%	$69,113	2.16%

	2013		2013		2012
	Second Quarter		First Quarter		Second Quarter
Asset Quality Data
Nonaccrual loans	$37,883		$46,290		$69,113
Assets acquired through foreclosure or repossession	408		627		2,920
Nonperforming assets	38,291		46,917		72,033
Troubled debt restructurings (nonaccruing)	16,064		14,776		25,246
Troubled debt restructurings (accruing)	40,940		41,423		37,540
Total troubled debt restructurings	57,004		56,199		62,786
Nonaccrual loans / loans	1.10%		1.37%		2.16%
Nonperforming assets / loans plus OREO	1.11%		1.39%		2.25%
Allowance for loan losses / loans	1.34%		1.36%		1.46%
Allowance for loan losses / nonaccrual loans	122%		99%		68%
Net loan charge-offs	854		2,855		8,162
Net loan charge-offs (annualized) / average loans	0.10%		0.34%		1.02%

			For the Six Months Ended June 30,
			2013		2012
Asset Quality Data
Net loan charge-offs			3,708		18,448
Net loan charge-offs (annualized) / average loans			0.22%		1.17%

S&T Earnings Release – 11

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

	2013	2013	2012
	Second Quarter	First Quarter	Second Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1) Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.

(2) Tangible Book Value
Book value (GAAP basis)	$18.39	$18.32	$17.65
Effect of excluding intangible assets	(6.06)	(6.08)	(6.13)

Tangible book value	$12.33	$12.24	$11.52

(3) Return on Average Tangible Assets
Return on average assets (GAAP basis)	1.26%	1.12%	0.80%
Effect of excluding intangible assets	0.05%	0.05%	0.03%

Return on average tangible assets	1.31%	1.17%	0.83%

(4) Return on Average Tangible Shareholders’ Equity
Return on average shareholders’ equity (GAAP basis)	10.36%	9.25%	6.80%
Effect of excluding intangible assets	5.11%	4.66%	3.64%

Return on average tangible shareholders’ equity	15.47%	13.91%	10.44%

(5) Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

(6) Tangible Common Equity / Tangible Assets
Shareholders’ equity / assets (GAAP basis)	12.08%	12.16%	11.74%
Effect of excluding intangible assets	(3.65)%	(3.70)%	(3.75)%

Tangible common equity / tangible assets	8.43%	8.46%	7.99%

(7) Net Interest Income Rate (FTE)
Net interest income (annualized) rate (GAAP basis)	3.78%	3.79%	4.02%
Taxable equivalent adjustment	0.11%	0.12%	0.12%

Net Interest Income Rate (FTE)	3.89%	3.91%	4.14%

Net Interest Margin Rate (FTE)
Net interest margin rate (GAAP basis)	3.40%	3.37%	3.45%
Taxable equivalent adjustment	0.11%	0.12%	0.12%

Net Interest Margin Rate (FTE)	3.51%	3.49%	3.57%

		For the Six Months Ended June 30,
		2013	2012
(3) Return on Average Tangible Assets
Return on average assets (GAAP basis)		1.19%	0.57%
Effect of excluding intangible assets		0.05%	0.03%

Return on average tangible assets		1.24%	0.60%

(4) Return on Average Tangible Shareholders’ Equity
Return on average shareholders’ equity (GAAP basis)		9.81%	4.83%
Effect of excluding intangible assets		4.89%	2.58%

Return on average tangible shareholders’ equity		14.70%	7.41%

(7) Net Interest Income Rate (FTE)
Net interest income (annualized) rate (GAAP basis)		3.78%	4.10%
Taxable equivalent adjustment		0.12%	0.12%

Net Interest Income Rate (FTE)		3.90%	4.22%

Net Interest Margin Rate (FTE)
Net interest margin rate (GAAP basis)		3.38%	3.51%
Taxable equivalent adjustment		0.12%	0.12%

Net Interest Margin Rate (FTE)		3.50%	3.63%